As filed with the Securities and Exchange Commission on October 11, 2016

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAGELLAN PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-0842255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 1950
Denver, Colorado 80203
(720) 484-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Antoine J. Lafargue
President and Chief Executive Officer
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
(720) 484-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John A. Elofson, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Common stock, par value $0.01 per share
Warrants
Units
Total	$500,000,000	N/A	$500,000,000	$46,360.00	(4)

(1)
There are being registered hereunder such indeterminate number of shares of common stock of Magellan Petroleum Corporation (“Magellan”), such indeterminate number of warrants to purchase common stock of Magellan, and such indeterminate number of units consisting of any combination of common stock and warrants, and sold together as shall have an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more currencies.

(2)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee required pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price.

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, Magellan is carrying forward to this registration statement $100,000,000 in aggregate offering price of securities that were previously registered on a registration statement on Form S-3 (Registration No. 333-200291) with the Securities and Exchange Commission (the “SEC”) filed on November 17, 2014 (the “Prior Form S-3”) and registration fees of $11,620 that were previously paid in connection therewith. Pursuant to Rule 415(a)(6), the offering of such securities registered under the Prior Form S-3 will be deemed terminated as of the date of effectiveness of this registration statement. Accordingly, the registration fee of $46,360, calculated on the $400,000,000 proposed maximum aggregate offering price initially being registered on this registration statement and not carried forward from the Prior Form S-3, is being paid in connection with the filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 11, 2016
PROSPECTUS
$500,000,000
Common Stock
Warrants
Units

We may offer and sell from time to time common stock and warrants to purchase common stock, in one or more transactions, with a maximum aggregate offering price of $500,000,000. We may also offer and sell from time to time, in one or more transactions, up to the maximum aggregate offering price, such securities as may be issuable upon the conversion, exercise or exchange of warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities.
Our common stock is traded on the NASDAQ Capital Market under the symbol “MPET.” On October 10, 2016, the closing price of our common stock as reported on the NASDAQ Capital Market was $6.21 per share. None of the other securities offered under this prospectus are publicly traded.
As of October 10, 2016, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $29.5 million, based on an aggregate of 5,879,610 shares of common stock outstanding, of which 4,746,127 shares were held by non-affiliates, and a per share price of $6.21, the closing price of our common stock on October 10, 2016, as reported on the NASDAQ Capital Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell scurities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE ‘‘RISK FACTORS’’ SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is [•], 2016.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
In this prospectus, references to “Magellan,” the “Company,” the “issuer,” “we,” “us” or “our” refer to Magellan Petroleum Corporation and its subsidiaries, unless the context suggests otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.magellanpetroleum.com. However, information on our website will not be considered a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on September 14, 2016;

•	our Current Reports on Form 8-K filed with the SEC on October 5, 2016 and October 11, 2016; and

•	the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be further amended from time to time.
All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:
Magellan Petroleum Corporation
Attention: Corporate Secretary
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Telephone No.: (720) 484-2400
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.
ABOUT MAGELLAN PETROLEUM CORPORATION
The Company is an independent oil and gas exploration and production company. Subject to the closing of the announced merger with Tellurian Investments Inc., a Delaware corporation (“Tellurian”), the Company will become a company focused on the development of liquefied natural gas (“LNG”) projects along the United States Gulf Coast. Historically active internationally, the Company also owns interests in the Horse Hill-1 well and related licenses in the Weald Basin, onshore United Kingdom, and an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia.

We were founded in 1957 and incorporated in Delaware in 1967. The Company’s common stock has been trading on the NASDAQ Stock Market since 1972 under the ticker symbol “MPET.”
Our principal offices are located at 1775 Sherman Street, Suite 1950, Denver, Colorado, 80203, and our telephone number is (720) 484-2400.
RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

•	our businesses and prospects;

•	our ability to continue as a going concern;

•	planned or estimated capital expenditures;

•	availability of liquidity and capital resources;

•	the disposition of oil and gas properties and related assets or other securities investments;

•	the ability to enter into acceptable farmout arrangements;

•	revenues, expenses, operating cash flows and projected cash burn rates;

•	progress in developing the Company’s projects;

•	future values of those projects or other interests or rights that the Company holds;

•	the listing of our common stock on the NASDAQ Capital Market;

•	borrowings;

•	commodity prices;

•	government regulations; and

•	other matters that involve a number of risks and uncertainties that may cause actual results to differ materially from results expressed or implied in the forward-looking statements.
Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:

•
the uncertain nature of oil and gas prices in the United Kingdom and Australia, including uncertainties about the duration of the currently depressed oil commodity price environment and the related impact on our project developments and ability to obtain financing;

•	uncertainties regarding our ability to maintain sufficient liquidity and capital resources to implement our projects or otherwise continue as a going concern;

•	uncertainties regarding the value of the shares of each of Central Petroleum Limited and UK Oil and Gas Investments PLC;

•	our ability to attract and retain key personnel;

•	our limited amount of control over activities on our non-operated properties;

•	our reliance on the skill and expertise of third-party service providers;

•	the ability of our vendors to meet their contractual obligations;

•	the uncertain nature of the anticipated value and underlying prospects of our U.K. acreage position;

•	government regulation and oversight of drilling and completion activity in the United Kingdom;

•	the uncertainty of drilling and completion conditions and results;

•	the availability of drilling, completion, and operating equipment and services;

•	the results and interpretation of 2-D and 3-D seismic data related to our NT/P82 interest in offshore Australia and our ability to sell or obtain an attractive farmout arrangement for NT/P82;

•	uncertainties regarding our ability to maintain the NASDAQ listing of our common stock, and the related potential impact on our ability to obtain financing;

•	risks and uncertainties inherent in management estimates of future operating results and cash flows; and

•	risks and uncertainties associated with litigation matters.
The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.
USE OF PROCEEDS
Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION
We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.
Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.
Offering
The issuer will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

•	the name or names of underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds the issuer will receive from the sale;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any commissions paid to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	underwritten offerings;

•	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

•	any other method permitted pursuant to applicable law.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.
If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.
If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The issuer may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers and agents may be entitled under agreements that may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.
In addition, the issuer may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.
To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.
Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. The issuer cannot guarantee the liquidity of the trading markets for any securities.
DESCRIPTION OF OUR COMMON STOCK
The rights of the holders of our common stock are governed by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our by-laws, as amended. The following is a summary of the material terms of our common stock, and is qualified in its entirety by reference to the complete text of our certificate of incorporation and our by-laws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Authorized Common Stock
Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, $0.01 par value per share. As of October 10, 2016, 5,879,610 shares of our common stock were issued and outstanding, net of 1,209,389 treasury shares held by us.
Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Section 216 of the DGCL provides that, generally, unless otherwise provided in our certificate of incorporation or our by-laws or another section of the DGCL with respect to a specified action, all matters to be voted on by stockholders must be approved by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote, or, in the case of the election of directors, by a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote, in each case at a meeting at which a quorum is present. With respect to certain matters where the NASDAQ Capital Market shareholder approval requirements are applicable, the NASDAQ Capital Market rules require approval by a majority of the total votes cast on the proposal.
Dividend and Distribution Rights
Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.
No Preemptive, Conversion, or Redemption Rights
Holders of our outstanding common stock have no preemptive, conversion, or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.
Trading Market
Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “MPET.” On October 10, 2016, the closing price of our common stock as reported on the NASDAQ Capital Market was $6.21 per share.
Registrar and Transfer Agent
Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.
Anti-Takeover Provisions in our Certificate of Incorporation and By-Laws
Our certificate of incorporation and by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.
Among other things, our certificate of incorporation and by-laws:

•
divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

•	provide that all vacancies on the board of directors, including newly created directorships, may, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

•
provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days prior to the meeting, provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not more than 10 days following the date on which such notice of the meeting date was mailed or public disclosure given. Our by-laws specify the requirements as to the form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

•
provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of 66⅔% of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

•
our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by these anti-takeover provisions.
DESCRIPTION OF OUR WARRANTS
The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any offered securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.
As of October 10, 2016, the Company had no outstanding warrants.

Exercise of Warrants
Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.
DESCRIPTION OF OUR UNITS
We may issue units comprised of any combination of our common stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.
The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”

The applicable provisions described in this section, as well as those described under “Description of Our Common Stock” and “Description of Our Warrants” above, will apply to each unit and to each security included in each unit, respectively.
LEGAL MATTERS
Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.
EXPERTS
Our consolidated financial statements as of June 30, 2016 and 2015, and for the fiscal years ended June 30, 2016 and 2015, have been audited by EKS&H LLLP, an independent registered public accounting firm, and are incorporated herein by reference in reliance on its report dated September 13, 2016, and upon its authority as an expert in accounting and auditing.
Certain information with respect to the oil and natural gas reserves of Magellan incorporated herein by reference to Magellan’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 is based on the reserve estimates audited by Magellan’s independent petroleum engineering firm, Allen & Crouch Petroleum Engineers Inc. Such information is incorporated herein by reference in reliance upon the authority of such firm as an expert in petroleum engineering.
The financial statements of Tellurian Services LLC as of April 9, 2016, December 31, 2015 and 2014 and for the period from January 1, 2016 to April 9, 2016 and for the years ended December 31, 2015 and 2014, incorporated in this Registration Statement by reference from the Magellan Petroleum Corporation’s Current Report on Form 8-K dated October 11, 2016 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is herein incorporated by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$500,000,000
Common Stock
Warrants
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses (other than underwriting discounts and commissions to be paid by us) expected to be incurred by the registrant in connection with the issuance and distribution of the securities covered by this registration statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission (the “SEC”), and will be borne by the registrant.

SEC registration fee		$46,360.00
SEC registration fee carried forward		$11,260.00
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Listing fee	$	*
Transfer and disbursement agent fees	$	*
Printing costs and expenses	$	*
Miscellaneous	$	*

Total	$	*

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Magellan Petroleum Corporation (“Magellan”) is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) contains provisions for the indemnification and insurance of directors, officers, employees, and agents of a Delaware corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(a)
A Delaware corporation may indemnify a person who is or was a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit, or proceeding (other than an action by or in the right of the corporation) if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

(b)
A Delaware corporation may indemnify a person who is or was a director, officer, employee, or agent of the corporation in an action or suit by or in the right of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable to the corporation (except under certain circumstances).

(c)
A Delaware corporation must indemnify a present or former director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding to the extent that such person has been successful on the merits or otherwise in defense of the action, suit, or proceeding.

(d)
A Delaware corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against liability asserted against such person and incurred by such person in any such capacity or arising from such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Magellan’s restated certificate of incorporation and by-laws provide that Magellan shall enter into appropriate agreements with its directors and officers to both indemnify such directors and officers and advance funds for litigation expenses to the fullest extent permitted by Delaware law, as may be amended from time to time. In furtherance of these provisions, Magellan has entered into written agreements with each of its directors and officers to indemnify and advance expenses to those individuals to the fullest extent permitted by Delaware law. A copy of the form of indemnification agreement was filed on June 10, 2013 as Exhibit 10.1 to Magellan’s Current Report on Form 8-K.
In addition, pursuant to Section 102(b)(7) of the DGCL, Magellan’s restated certificate of incorporation provides that no director of Magellan shall be personally liable to Magellan or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a)	for any breach of the director’s duty of loyalty to Magellan or its stockholders;

(b)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	under Section 174 of the DGCL (relating to unlawful payment of dividends or stock repurchases); or

(d)	for any transaction from which the director derived an improper personal benefit.
Magellan maintains directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.
Item 16. Exhibits.
The following exhibits are part of this registration statement:

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
2.1++
Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan Petroleum Corporation, Tellurian Investments Inc., and River Merger Sub, Inc. (filed as Annex A to the joint proxy statement/prospectus forming a part of the registrant’s Registration Statement on Form S-4 and incorporated herein by reference)

4.1
Specimen Stock Certificate for Shares of Magellan Petroleum Corporation Common Stock (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on June 26, 2013 and incorporated herein by reference)

4.2+	Form of Warrant Agreement (including form of Warrant Certificate)
4.3+	Form of Unit Agreement (including form of Unit Certificate)
5.1*	Opinion of Davis Graham & Stubbs LLP
23.1*	Consent of EKS&H LLLP
23.2*	Consent of Allen & Crouch Petroleum Engineers Inc.
23.3*	Consent of Deloitte & Touche LLP, independent auditor for Tellurian Services LLC
23.4*	Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereto)

*	Filed herewith.

+	To be filed as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 or by post-effective amendment to the Registration Statement.

++	Pursuant to Item 601(b)(2) of Regulation S-K, Magellan has omitted certain schedules to the exhibit. Magellan agrees to supplementally furnish a copy of any omitted schedule to the SEC upon request.
Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
Paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 11, 2016.
MAGELLAN PETROLEUM CORPORATION

By: /s/ Antoine J. Lafargue
Name: Antoine J. Lafargue
Title: President and Chief Executive Officer
(as Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antoine J. Lafargue his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Antoine J. Lafargue Antoine J. Lafargue	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 11, 2016
/s/ Brendan S. MacMillan Brendan S. MacMillan	Director	October 11, 2016
/s/ Ronald P. Pettirossi Ronald P. Pettirossi	Director	October 11, 2016
/s/ J. Robinson West J. Robinson West	Director	October 11, 2016